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                                                                     Exhibit 3.9


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                               PROTIP CORPORATION

HONORABLE MATT BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MISSOURI 65101

     Pursuant to the provisions of The General and Business Corporation Law of the State of Missouri (the "GBCL") Missouri, the undersigned Corporation hereby adopts the following Restated Articles of Incorporation and states that said Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended, and that these Restated Articles of Incorporation supersede the original Articles of Incorporation and all Amendments thereto.

     The following Restated Articles of Incorporation were adopted by the sole Shareholder on March 31, 2004. Of the One thousand (1,000) shares issued and outstanding, One thousand (1,000) of such shares were entitled to vote on such Restatement and by unanimous written consent all shares voted for the Restatement.


     FIRST: The name of the corporation is PROTIP CORPORATION.

     SECOND: The registered office of the Corporation in the State of Missouri is located at 120 Central Avenue in the City of Clayton, State of Missouri 63105. The name of the registered agent of the Corporation at such address is The Corporation Company.

     THIRD: The total number of shares of stock that the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock, par value $0.01 per share. Notwithstanding any other provision contained herein to the contrary, the Corporation shall not issue nonvoting equity securities. This prohibition on issuance of nonvoting equity securities is included in these Amended and Restated Articles of Incorporation in compliance with Section 1123 of the Bankruptcy Code, and shall have no force and effect except to the extent and for so long as such Section 1123 is applicable to the Corporation.

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     FOURTH: The names, places of residence of the stockholders and the number of shares subscribed by each shareholder are as follows:

                                                               NUMBER
 NAME:                   RESIDENCE:                            OF SHARES
 A. J. Fausek            7611 Shirley Drive, Clayton, MO         749
 I. F. Fausek            7615 Shirley Drive, Clayton, M          749
 John J. Keane           545 Warder, University City, MO           2

     FIFTH: The number of directors to constitute the board of directors is two (2). Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide. The directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.

     SIXTH: The corporation shall have perpetual existence.

     SEVENTH: The Corporation is formed for the purpose of engaging in any and all lawful acts and activity for which corporations may be organized under the GBCL.

     EIGHTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "PERSON" means other corporation, partnership, association, firm, trust, joint venture, political subdivision or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee that authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors

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may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     NINTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the GBCL as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Ninth is in effect. Any repeal or amendment of this Article Ninth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Ninth. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the GBCL as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the GBCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

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     As used herein, the term "PROCEEDING" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

     TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 351. 345 of the GBCL, or
(iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Tenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Tenth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the GBCL.

     IN WITNESS WHEREOF, the undersigned, James H. Tate, Senior Vice President of the Corporation, has executed these Restated Articles of Incorporation and Patricia S. Williams, Secretary of the Corporation, has attested the same on the 14th day of April, 2004.


                                     PROTIP CORPORATION


                                     By:       /s/ James H. Tate
                                          --------------------------------------
(CORPORATE SEAL)                          James H. Tate, Senior Vice President
(If no seal, state "None")


ATTEST:

   /s/ Patricia S. Williams
-----------------------------------
Patricia S. Williams, Secretary

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STATE OF MISSOURI   )
                    )
COUNTY OF ST. LOUIS )

     I, Tammy J. Bennett, a Notary Public do hereby certify that on this 14th day of April, 2004, personally appeared before me James H.
Tate, who, being by me first duly sworn, declared that he is the Senior Vice President of PROTIP CORPORATION, and that he signed the foregoing document as Senior Vice President of the Corporation, and that the statements therein contained are true.


                                               /s/ Tammy J. Bennett
                                               ---------------------------------
                                               Notary Public
My commission expires:

Feb. 16, 2008
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